              CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

     We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (No. 33-60819), the Registration on Form S-8 (No. 333-20163), and the Registration Statement on Form S-8 (No. 333-72623) of Paxson Communications Corporation of our report dated February 26, 1999, appearing in this Form 10-K.

PRICEWATERHOUSECOOPERS LLP

Fort Lauderdale, Florida
March 8, 1999